EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Hollis-Eden Pharmaceuticals, Inc.

San Diego, CA

We hereby consent to the incorporation by reference of our report dated February 3, 2004 (except for Note 13 which is as of February 24, 2004), relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc., incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, into the prospectuses constituting a part of the following registration statements: No. 333-18725 on Form S-8 to Form S-4, No. 333-18725 on Form S-3 to Form S-4, No. 333-56155 on Form S-3, No. 333-56157 on Form S-3, No. 333-69725 on Form S-3, No. 333-69727 on Form S-3, No. 333-72853 on Form S-3, No. 333-92179 on Form S-3, No. 333-92185 on Form S-8, No. 333-96181 on Form S-3, No. 333-34180 on Form S-3, No. 333-51284 on Form S-3, No. 333-51286 on Form S-8, No. 333-65712 on Form S-8, No. 333-75860 on Form S-3, No. 333-83372 on Form S-3, No. 333-101219 on Form S-8, No. 333-101221 on Form S-3, No. 333-103831 on Form S-3, No. 333-103851 on Form S-3, No. 333-105378 on Form S-3, No. 333-106835 on Form S-3, No. 333-106860 on Form S-8, and No. 333-107318 on Form S-3.

/s/    BDO Seidman, LLP

BDO Seidman, LLP

New York, NY

March 12, 2004